Form of Trademark Transfer Agreement
Contract number：
Sign Address：

Transferor (Party A):
Transferee (Party B): Winder Electric (Guangdong) Co., Ltd

According to the People’s Republic of China Trademark/Copyright law, Party A and Party B have reached the following agreements in regards to the trademark transfer:

1.	Party A transfers the ownership of the 7th type trademark _____________ to the Second Party.
2.	For the detailed information on the trademark transfer, please see the Appendix.
3.	Trademarks Service Items: __________________________________________________________.
4.	Duration: Perpetual from the day both parties sign the contract, and exclusively used by party B
5.
Quality Assurance:  Trademark/Copyright transferor requests that the transferee maintain the quality of future products produced under such trademark/copyright  name to be of no lower quality as the previous products.

6.
Both parties have the responsibility to keep the information regarding productions and operations confidential. Transferee is not allowed to leak the technical know-how and trade secrets to any third party after the contract is validated.

7.	Transferor should promise that the trademark being transferred is valid and that no third party owns such trademark/copyright.
8.
Trademark/Copyright  Maintenance Fee: Going forth from the day both parties sign the contract, the transferee should maintain the trademark’s validation status. All related fee should be paid by the transferee, including annual fee, renew fee, tax and etc.

9.
After the date the contract becomes valid, the transferor should promise that he is not maintaining any operations under such trademark name in the trademark’s validated area; he should follow non-compete requirement. Transferee has the right of supervision to this.

10.
Responsibility of Breach of Contract: After the validation date of the contract, if the transferor breach the contract and still uses such trademark on the products he sells in the market, he should stop the usage of such trademark and assume his liability.

11.	Contract Dispute Solution: The two parties should settle the disputes between them by themselves.
12.	Any other arrangement should be settled by the two parties themselves
13.	This contract is binding on both parties and has the same effect on both parties.

Stamped by:
Transferor:
Transferee: Winder Electric (Guangdong) Co., Ltd

Date: